SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON D.C.  20549

                            FORM 8-K



       Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



               Date of Report:     August 30, 1996
               (Date of earliest event reported)


             Bion Environmental Technologies, Inc.
     (Exact Name of Registrant as Specified in its Charter




   Colorado                0-19333              84-1176672
  (State of              (Commission         (I.R.S. Employer
Incorporation)            File No.)          Identification No.)





      555 17th Street, Suite 3310, Denver, Colorado 80202
     (Address and Zip Code of Principal Executive Offices)






Registrant's telephone number including area code: (303) 294-0750


ITEM 5.   OTHER EVENTS.

(a) (i) Bion Environmental Technologies, Inc., through its wholly-owned subsidiaries Bion Technologies, Inc. and BionSoil, Inc. (collectively referred to as the "Registrant") has recently commenced design, permitting and preliminary construction activities for BionSoil NMSO systems for two additional hog producing facilities (with a total of 21,000 animals) in North Carolina.

     (ii) Currently the Registrant has seven BionSoil NMS systems in operation in New York, Washington, Florida and North Carolina, seven in various stages of construction (ranging from final design to initial operation) in Maryland, New York, Washington and Oregon, and five signed contracts for installations in New York and North Carolina. The BionSoil NMS process is designed for the treatment and disposal of large quantities of untreated livestock waste and wastewater that are produced in large animal raising agricultural facilities. The wastes generated in these facilities represents a significant environmental problem for the agricultural industry. The process is also designed to lessen the individual farmer's cost of disposing of such waste by making the treatment and disposal process more affordable, and by producing a marketable by-product, BionSoilO, a nutrient-rich organic soil like product that is saleable in the organic soils and soil enhancers market.

(b) On August 30, 1996, the Registrant issued warrants under Registrant's Fiscal Year 1994 Incentive Compensation Plan to seven employees of Bion Technologies, Inc. (a wholly owned subsidiary of the Registrant) to purchase 60,000 shares of the Registrant's Common Stock at a price of $5.00 per share. The Warrants are exercisable for a 60 month period commencing September 1, 1996 and expiring August 31, 2001.

(c) Effective September 25, 1996, the Registrant signed a Memorandum of Understanding (the "Memorandum") with Scott R. Sieck ("Employee")(collectively the Registrant and the Employee are the "Parties") whereby the Registrant has employed Employee in the position of Manager, Corporate Development and Shareholder Relations (the "Position"). Under the terms of the Memorandum the Position, which reports to the Chief Executive Officer, is to be a regular half time position, Employee's performance is to be reviewed at least annually, Employee compensation is to be $5,000 per month paid in cash ($3,000) and restricted and legended Common Stock of the Registrant ($2,000), long term incentive is provided through three Class K Warrants each to purchase up to 100,000 restricted and legended shares of the Common Stock of the Registrant at prices of $6.00 per share (exercisable from March 1, 1998 to October 1, 1999), $8.00 per share (exercisable from March 1, 2000 to October 1,
     2001), and $10.00 per share (exercisable from March 1, 2002 to October 1, 2003)(with the first Warrant vesting on October 1, 1997, the second vesting on October 1, 1998, and the third vesting on October 1, 1999), and Employee shall be awarded two options under Registrant's Fiscal Year 1994 Incentive Compensation Plan, one to purchase up to 50,000 shares of the Registrant's Common Stock at a price of $3.75 exercisable upon signing of the Memorandum through January 1, 1997 and the second to purchase up to 50,000 shares of the Registrant's Common Stock at a price of $5.25 exercisable upon signing of the Memorandum through April 1, 1997. A copy of the Memorandum is attached hereto as
     Exhibit 10.1.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.


     10.1 Memorandum of Understanding dated September 25, 1996, with Scott R. Sieck



                           SIGNATURES

     Pursuant  to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             BION ENVIRONMENTAL  TECHNOLOGIES, INC.


Date: October 3, 1996       By: /s/ M. Duane Stutzman
                                M.   Duane Stutzman
                                N.   Chief Executive Officer


                       INDEX TO EXHIBITS

Financial Statements and Exhibits.


     10.1 Memorandum of Understanding dated September 25, 1996, with Scott R. Sieck